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                                                                    EXHIBIT 23.6

September 1, 2000

The Board of Directors                               The Board of Directors
Kinnard Investments, Inc.                            Stockwalk.com Group, Inc.
Kinnard Financial Center                             5500 Wayzata Boulevard
920 Second Avenue South                              Suite 620
Minneapolis, MN  55402                               Minneapolis, MN  55416

Dear Boards of Directors:

We hereby consent to the use of our name in the post-effective Registration Statement of Stockwalk.com Group, Inc. on Form S-4 as incorporated by reference to the original S-4 under the "Summary" caption "Material Federal Income Tax Consequences" and "The Merger" caption "Certain Material Federal Income Tax Consequences" in the Proxy Statement / Prospectus. We further consent by reference in the post-effective Registration Statement to the filing of our abbreviated opinion as an Exhibit to the original Registration Statement.

                                           /s/ KPMG LLP